Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Paxton Energy, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated March 14, 2007, with respect to the financial statements of Paxton Energy, Inc., in its Amendment No. 2 to the Registration Statement on Form SB-2 relating to the registration of 4,621,350 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

March 14, 2007